Exhibit 10.2

WAIVER

THIS WAIVER TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Waiver”) is entered into as of December 15, 2005 among PRECISION RECEIVABLES CORP., a Delaware corporation (the “Borrower”), PRECISION CASTPARTS CORP., a Delaware corporation (“PCC”), Variable Funding Capital Company LLC, a Delaware limited liability company (“VFCC”), and WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a Wachovia Bank, N.A.), a national banking association, in its capacity as a Liquidity Bank to Blue Ridge (“Wachovia”), and WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a Wachovia Bank, N.A.), as agent for the Lenders (in such capacity, the “Agent”) and pertains to the Amended and Restated Credit and Security Agreement among the parties hereto, dated as of January 31, 2001 (as heretofore amended, the “Existing Agreement”).  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Existing Agreement.

BACKGROUND

WHEREAS, Blue Ridge assigned all of its right, title and interest in, to and under to the Existing Agreement and the other Transaction Documents to VFCC pursuant to the Assignment and Acceptance Agreement by and among Blue Ridge, VFCC and Agent, dated as of December 1, 2005;

WHEREAS, the Loan Parties desire that the Agent and the Lenders agree to a waiver of certain financial reporting covenants in the Existing Agreement; and

WHEREAS, the Agent and the Lenders are willing to agree to such waiver on the terms and subject to the conditions set forth in this Waiver;

NOW THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows:

1.                                       Partial Waiver of Section 7.2(a)(i) of the Existing Agreement.  Solely with respect to PCC’s obligation to deliver financial statements for the fiscal quarter ending October 2, 2005, the Agent and the Lenders hereby waive the provisions of Section 7.2(a)(i); provided that PCC furnishes to the Agent the financial statements and Certificate of Financial Officer required thereby for the fiscal quarter ended October 2, 2005 no later than January 31, 2006.

2.                                       Partial Waiver of Section 7.2(a)(ii) of the Existing Agreement.  Solely with respect to Borrower’s obligation to deliver financial statements for the fiscal quarter ending October 2, 2005, the Agent and the Lenders hereby waive compliance with the provisions of Section 7.2 (a)(ii); provided that Borrower furnishes to the Agent the financial statements and Certificate of Financial Officer required thereby for the fiscal quarter ended October 2, 2005 no later than January 31, 2006.

3.                                       Partial Waiver of Section 10.1(d)(ii) of the Existing Agreement.

(a)                                  The Agent and the Lenders hereby waive any Defaults or Events of Default pursuant to Section 10.1(d)(ii)(B) of the Existing Agreement that have occurred or may occur solely as a result of the breach of Section 10.1(a) of the Private Note Amendment (as defined in that certain Amended and Restated Credit Agreement dated as of October 14, 2005 by, among others, PCC, as borrower thereunder, and Bank of America, N.A., as administrative agent thereunder, as amended) due to the failure of PCC to deliver the financial statements required thereby for its fiscal quarter ended October 2, 2005; provided that the waiver granted hereunder shall expire at such time, if any, as an “Event of Default” (under and as defined in the Private Note Amendment) arises by virtue of such breach of Section 10.1(a) thereof.

(b)                                 The Agent and the Lenders hereby waive any Defaults or Events of Default pursuant to Section 10.1(d)(ii)(B) of the Existing Agreement that have occurred or may occur solely as a result of the breach of Section 704 of the Public Indenture (as defined in the Bank Credit Agreement) due to the failure of PCC to deliver the financial statements required thereby for PCC’s fiscal quarter ended October 2, 2005; provided that the waiver granted hereunder shall expire at such time, if any, as an “Event of Default” (under and as defined in the Public Indenture) arises by virtue of such breach of Section 704 thereof.

4.                                       Conditions to Effectiveness.  This Waiver shall not be effective until the following conditions are satisfied:

(a)                                  the Agent has received signature page counterparts from each of the parties hereto; and

(b)                                 the Agent has received an executed and effective waiver of the occurrence of any defaults or events of default pursuant to the breach of Section 10.1(a) of the Private Note Amendment and any cross-default provisions contained in the Private Note Amendment triggered by the breach of Sections 7.2(a)(i) and 7.2(a)(ii) of the Existing Agreement and Section 704 of the Public Indenture.

5.                                       Continuing Effect.  Except as expressly amended above, the Existing Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

6.                                       Binding Effect.  This Waiver shall become effective when it shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Agent and their respective successors and assigns.

7.                                       Expenses.  The Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, administration and enforcement of, or any breach of this Waiver, including without limitation the reasonable fees and expenses of counsel.

8.                                       GOVERNING LAW.  THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

9.                                       Counterparts.  This Waiver may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.

[SIGNATURE PAGE TO DECEMBER 15, 2005 WAIVER]